UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):    July 30, 2007
COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
     On July 30, 2007, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Michelin North America, Inc., a New York corporation (the “Buyer”), to purchase all of the issued and outstanding capital stock of Oliver Rubber Company, a California corporation and wholly owned subsidiary of the Company, and its subsidiaries (“Oliver Rubber”). Oliver Rubber, which has annual sales of approximately $100 million, produces tread rubber and retreading equipment.
     The Purchase Agreement provides that the Company will receive gross proceeds of $69 million for the sale of 100% of the issued and outstanding Oliver Rubber capital stock (the “Transaction”). As part of the Transaction, the Company will also transfer the Salisbury Machine Company division to the Buyer and will enter into a transition services agreement with the Buyer for a period of up to 6 months following the closing of the Transaction. Under the Purchase Agreement, the Company has agreed to indemnify the Buyer for certain matters. Such indemnification has an initial threshold of $2.5 million, is capped at $69 million, and will not apply to losses equal to or less than $25,000. The Purchase Agreement also contemplates a working capital adjustment after closing.
     The closing of the Transaction, which the Purchase Agreement contemplates will occur no later than September 30, 2007, is subject to customary closing conditions, regulatory approvals, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the completion of a Phase II environmental investigation by the Buyer at Oliver Rubber’s Asheboro facility the results of which investigation must be satisfactory to the Buyer.
     The Company and the Buyer currently have certain business relationships. The Company currently supplies the Buyer with certain rubber mixes and finished tread rolls.
     The summary of the Purchase Agreement and the Transaction described above is qualified in its entirety by reference to the Company's press release, which press release is filed by the Company as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
     (d)  Exhibits

Exhibit Number	Description

99.1	Press release, dated July 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ James E. Kline
	Name:	James E. Kline
	Title:	Vice President, General Counsel and Secretary

Date: July 31, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated July 31, 2007